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                                                                   EXHIBIT 10.2







                            EARNOUT SHARE AGREEMENT

                                    between

                              NORTEL NETWORKS LLC

                                      and

                               ANTEC CORPORATION

                           dated as of March 31, 1999




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         EARNOUT SHARE AGREEMENT (the "Agreement"), dated as of March 31, 1999, made by and between Nortel Networks LLC ("Nortel") and Antec Corporation ("Antec").

                              W I T N E S S E T H:

         WHEREAS, this Agreement is being entered into as part of a series of transactions between Nortel, Antec and Arris Interactive L.L.C. ("Arris") which include, among other events, the execution of an Asset Sale and Contribution Agreement between Nortel, on the one hand, and Arris, on the other, pursuant to which Nortel contributed certain assets obtained by Nortel from Bay Network, Inc.'s Broadband Technology Division to Arris in return for an increased membership interest in Arris;

         WHEREAS, as part of such transaction, Nortel and Antec have entered into the Amended and Restated Limited Liability Company Agreement of Arris (the "LLC Agreement"), pursuant to which Nortel's interest in Arris will be adjusted upon the achievement by Arris of certain performance goals and Nortel shall have the right to require Antec to purchase such incremental increase in exchange for shares of Antec Common Stock as described in this Agreement; and

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto, and of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed by and between the parties hereto as follows:

1.       CERTAIN DEFINITIONS

         Capitalized terms used in this Agreement are used as defined in this
Section 1 or elsewhere in this Agreement. Terms not otherwise defined are used herein as defined in the LLC Agreement. As used herein:

         "Agreement" has the meaning specified in the first paragraph hereof.

         "Antec" means Antec Corporation, a Delaware corporation.

         "Arris" has the meaning specified in the recitals hereto.

         "Commission" means the United States Securities and Exchange Commission, or any other Federal agency at the time administering the Securities Act.

         "Common Stock" means the common stock, $0.01 par value per share, of Antec.

         "Earnout Revenue" is defined in the LLC Agreement.

         "Effective Date" shall mean the date of this Agreement.


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         "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "Exercise Notice" has the meaning specified in Section 2.a below.

         "LLC Agreement" has the meaning set forth in the recitals hereto.

         "Nortel" has the meaning specified in the first paragraph hereof.

         "Registration Statement" means a registration statement filed by Antec with the Commission for a public offering and sale of Common Stock (other than a registration statement on Form S-8 or Form S-4, or their successors, or any other form for a similar limited purpose, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another corporation).

         "Registration Expenses" means the expenses described in Section 9.E.

         "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission issued under such Act, as they each may, from time to time, be in effect.

         "Share Amount" means 2,747,252 shares of Common Stock, as adjusted pursuant to Section 5 below.

         "Shares" means the shares of Antec Common Stock purchasable by Nortel hereunder.

2.       SHARE PURCHASE

         a. Upon Nortel's written election to receive shares hereunder (the "Exercise Notice") given in accordance with Section 2.05(g) of the LLC Agreement, Antec shall issue and sell to Nortel, and Nortel shall purchase from Antec, the Shares in consideration of the incremental membership interest in Arris described in Section 2.05(g) of the LLC Agreement (the "Incremental Interest"). Each party hereto acknowledges and agrees that, at the time of such purchase, the Incremental Interest shall have a value of not less than the aggregate par value of the Shares.

         b.    The number of Shares shall be calculated as follows:

               (i) If the Earnout Revenue is equal to or greater than US $300,000,000, the number of Shares shall be the Share Amount.

               (ii) If the Earnout Revenue is equal to or greater than US $180,000,000 but lower than US $300,000,000, the number of Shares shall equal

               Share Amount x (Earnout Revenue - $180,000,000)/$120,000,000


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         (iii)      If the Earnout Revenue is less than $180,000,000, then the number of Shares shall be zero.

3.       CLOSING.

         a. The closing of the issuance of Shares under this Agreement shall take place on the date specified by Nortel in its exercise notice, which shall be no later than thirty (30) days following such Exercise Notice (the "Closing Date"), at the offices of Hale and Dorr LLP, 60 State Street, Boston, MA 02109, or at such other time and place as the parties may agree. On the Closing Date, Antec will deliver to Nortel a certificate or certificates in the name of Nortel (or its designee(s)) representing the Shares in the denominations designated by Nortel, and Nortel will purchase such Shares from Antec by delivering to Antec an instrument of assignment for the Incremental Interest in the form reasonably satisfactory to each of Nortel and Antec.

         b. Upon the delivery by Nortel to Antec of the Exercise Notice and the instrument of assignment for the Incremental Interest as set forth in
Section 3.a above, Nortel shall be deemed to be the holder of record of the Shares, notwithstanding that the stock transfer books of Antec shall then be closed or that certificates representing such Shares shall not then be actually delivered to Nortel. Antec shall pay all expenses that may be payable in connection with the preparation, issuance and delivery of stock certificates in the name of Nortel.

4.       TERMINATION.

         This Agreement, and all rights and obligations of the parties hereunder, shall immediately terminate and be of no further force or effect on the earliest to occur of:

         a. Nortel's failure to exercise its right under Section 2.05(g) of the LLC Agreement to require Antec to purchase the Incremental Interest as set forth herein;

         b. A determination (made in accordance with Section 2.05(g) of the LLC Agreement) that the Earnout Revenue is less than $180,000,000; and

         c.    The tenth anniversary of the issuance of the Shares.


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5.       ADJUSTMENTS.

         (a) Adjustment for Stock Splits and Combinations. If Antec shall at any time or from time to time after the Effective Date effect a subdivision of the outstanding Common Stock, the Share Amount then in effect immediately before that subdivision shall be proportionately increased. If Antec shall at any time or from time to time after the Effective Date combine the outstanding shares of Common Stock, the Share Amount then in effect immediately before the combination shall be proportionately decreased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.

         (b) Adjustment for Certain Dividends and Distributions. In the event Antec at any time, or from time to time after the Effective Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock (or securities convertible into or exchangeable for shares of Common Stock), then and in each such event the Share Amount then in effect immediately before such event shall be increased as of the time of such issuance or, in the event such a record date shall have been fixed, as of the close of business on such record date, by multiplying the Share Amount then in effect by the number of shares of Common Stock (or the amount of such other securities) issuable in payment of such dividend or other distribution per each share of Common Stock; provided, however, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Share Amount shall be recomputed accordingly as of the close of business on such record date and thereafter the Share Amount shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividend or distributions.

         (c) Adjustments for Changes and Distributions. The Share Amount shall be appropriately adjusted to reflect any of the following changes in the Common Stock for distributions to all holders of the Common Stock on a proportional basis based on a record date between the Effective Date and the issuance of the
Shares:

                  (1) To the extent not adjusted therefor by operation of Sections 5(a) and (b) hereof, any dividend of cash or property (other than shares of Common Stock of Antec) which is not intended to be periodically repeated for the indefinite future, or

                  (2) the right to buy securities or any asset for less than fair market value.

         (d) Adjustment for Merger or Reorganization, etc. If there shall occur any reorganization, recapitalization, consolidation or merger involving Antec in which the Common Stock is converted into or exchanged for securities, cash or other property (other than a transaction covered by paragraphs (a), (b) or (c) of this Section 5), then, following any such reorganization, recapitalization, consolidation or merger, Nortel shall be entitled to receive hereunder the kind and amount of securities, cash or other property which a holder of the number of shares of Common Stock of Antec that would have been issuable under this Agreement had


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such issuance occurred immediately prior to such reorganization, recapitalization, consolidation or merger would have been entitled to receive pursuant to such transaction; and, in such case, appropriate adjustment (as determined in good faith by the Board of Directors) shall be made in the application of the provisions in this Section 5 set forth with respect to the rights and interest thereafter of Nortel, to the end that the provisions set forth in this Section 5 shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable hereunder.

         (e) No Impairment. Antec will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Antec, but will at all times in good faith assist in the carrying out of all the provisions of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Nortel hereunder against impairment.

         (f) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Share Amount pursuant to this Section 5, Antec at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to Nortel a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Antec shall, upon the written request at any time of Nortel, furnish or cause to be furnished to Nortel a certificate setting forth the Share Amount and the amount, if any, of other securities, cash or property which then would be received hereunder.

         (g)   Notice of Record Date.  In the event:

               (i) Antec shall take a record of the holders of its Common Stock (or other stock or securities at the time issuable hereunder) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for a purchase any shares of stock of any class or any other securities, or to receive any other right; or

               (ii) of any capital reorganization of Antec, any reclassification of the Common Stock of Antec, any consolidation or merger of Antec with or into another corporation (other than a consolidation or merger in which Antec is the surviving entity and its Common Stock is not converted into or exchanged for any other securities or property), or any transfer of all or substantially all of the assets of Antec; or

               (iii) of the voluntary or involuntary dissolution, liquidation or winding-up of Antec,


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then, and in each such case, Antec will mail or cause to be mailed to Nortel a notice specifying, as the case may be, (i) the record date for such dividend, distribution or right, and the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time issuable hereunder) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up. Such notice shall be mailed at least 20 days prior to the record date or effective date for the event specified in such notice.

6.       REPRESENTATIONS AND WARRANTIES OF ANTEC.

         Antec represents and warrants to Nortel that

         a. Antec is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to enter into and perform this Agreement;

         b. the execution and delivery of this Agreement by Antec and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by the Board of Directors of Antec and this Agreement has been duly executed and delivered by a duly authorized officer of Antec and constitutes a valid and binding obligation of Antec, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

         c. the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by it will not, conflict with, or result in any violation pursuant to any provisions of the certificate of incorporation or bylaws of Antec or of any loan or credit agreement, note, mortgage, indenture, lease, plan or other agreement, contractual obligation, instrument, permit, concession, franchise or license applicable to Antec or its properties or assets;

         d. Antec has taken all necessary corporate action to authorize and reserve the Shares for issuance, and the Shares, when issued and delivered by Antec, will be duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights;

         e. The execution and delivery of this Agreement by Antec and the issuance of Shares upon exercise of this Agreement do not require the consent, waiver, approval or authorization of or any filing with any person or public authority and will not violate, result in a breach of or the acceleration of any obligation under, or constitute a default under, any provision of any charter or bylaw or any indenture, mortgage, lien, lease, agreement, contract, instrument, order, law, rule, regulation, judgment, ordinance, or decree, or restriction by which Antec or any of its subsidiaries or any of their respective properties or assets is bound; and


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         f.    none of the restrictions of any "fair price", "moratorium",
"control share acquisition" or other form of antitakeover statute or regulation (including, without limitation, the restrictions on "business combinations" set forth in Section 203 of the Delaware General Corporation Law) is or shall be applicable to the acquisition of Shares that may be issued pursuant to this Agreement (and the Board of Directors of Antec has taken all action to approve the acquisition of the Shares to the extent necessary to avoid such application). Additionally, Antec will not avoid or seek to avoid (whether by charter amendment or through reorganization, consolidation, merger, issuance of rights, dissolution or sale of assets, or by any other voluntary act) the observance or performance of any of the covenants, agreements or conditions to be observed or performed under this Agreement by Antec and Antec will not take any action which would cause any of its representations or warranties not to be true in any material respect.

7.       REPRESENTATIONS AND WARRANTIES OF NORTEL.

         Nortel represents and warrants to Antec that:

         a. The execution of this Agreement by Nortel and the consummation by it of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Nortel and this Agreement has been duly executed and delivered by a duly authorized officer of Nortel and will constitute a valid and binding obligation of Nortel; and

         b. If and when Nortel purchases the Shares, it will be acquiring the Shares for its own account and not with a view to distribution or resale in any manner which would be in violation of the Securities Act.

8.       RESERVATION OF SHARES.

         Antec agrees (i) that it shall at all times maintain, free from preemptive rights, sufficient authorized but unissued shares of Antec Common Stock so that the Shares may be issued without additional authorization by Antec; and (ii) that it will not, by charter amendment or through reorganization, consolidation, merger, dissolution or sale of assets, or by any other voluntary act, avoid or seek to avoid the observance or performance of any of the covenants to be observed or performed under this Agreement.

9.       REGISTRATION RIGHTS.

A.       Required Registrations.

         a. At any time on or after the six month anniversary of the issuance of the Shares, Nortel may request in writing that Antec file a Registration Statement on the form required by the applicable rules, provided that no more than two such requests may be made. Upon any such


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request, Antec shall, as expeditiously as possible, use its best efforts to effect the registration of all Shares which Antec has been requested to so register.

         b. Antec shall be entitled to delay the filing or effectiveness of any Registration Statement for up to 90 days in any 12 month period if the offering would, in the judgment of the Board of Directors of Antec, require premature disclosure of any material corporate development or otherwise materially interfere with or adversely affect any pending or proposed offering of securities of Antec or any other material transaction involving Antec.

B.       Incidental Registration.

         a. Subject to such limitations as may be imposed by the specific terms of any legally binding written commitment undertaken by Antec prior to March 31, 1999 and remaining in force and effect at the time of the exercise by Nortel of its rights under this Section 9.B, whenever Antec proposes to file a Registration Statement (other than pursuant to Section 9.A) at any time and from time to time, it will, prior to such filing, give written notice to Nortel of its intention to do so and, upon the written request of Nortel given within 20 days after Antec provides such notice (which request shall state the intended method of disposition of such Shares), Antec shall use its best efforts to cause all Shares which Antec has been requested by Nortel to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the intended methods of distribution specified in the request of Nortel; provided that Antec shall have the right to postpone or withdraw any registration effected pursuant to this Section 9.B without obligation to Nortel. Notwithstanding the foregoing, Antec is not required to give notice to Nortel or register the Shares if the Registration Statement is to be filed pursuant to a legally binding written commitment with a third party which provides demand registration rights and prohibits incidental registration of securities or other holders in connection therewith.

         b. In connection with any registration under this Section 9.B involving an underwriting, Antec shall not be required to include any Shares in such registration unless the holders thereof accept the terms of the underwriting as agreed upon between Antec and the underwriters selected by it (provided that such terms must be consistent with this Agreement). If in the opinion of the managing underwriter it is appropriate because of marketing factors to limit the number of Shares to be included in the offering, then Antec shall be required to include in the registration only that number of Shares, if any, which the managing underwriter believes should be included therein, provided that no persons or entities other than Antec shall be permitted to include securities in the offering, subject to such requirements as may be imposed on Antec by the specific terms of any legally binding written commitment undertaken by Antec prior to March 31, 1999 for so long as such requirements remain in force and effect.

C. Registration Procedures. If and whenever Antec is required by the provisions of this Agreement to use its best efforts to effect the registration of any of the Shares under the Securities Act, Antec shall:


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         a.    file with the Commission a Registration Statement with respect to such Shares and use its best efforts to cause that Registration Statement to become and remain effective;

         b. as expeditiously as possible prepare and file with the Commission any amendments and supplements to the Registration Statement and the prospectus included in the Registration Statement as may be necessary to keep the Registration Statement effective, in the case of a firm commitment underwritten public offering, until each underwriter has completed the distribution of all securities purchased by it and, in the case of any other offering, until the earlier of the sale of all Shares covered thereby or 90 days after the effective date thereof;

         c. as expeditiously as possible furnish to Nortel such reasonable numbers of copies of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as Nortel may reasonably request in order to facilitate the public sale or other disposition of the Shares; and

         d. as expeditiously as possible use its best efforts to register or qualify the Shares covered by the Registration Statement under the securities or Blue Sky laws of such states as Nortel shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable Nortel to consummate the public sale or other disposition in such states of the Shares; provided, however, that Antec shall not be required in connection with this paragraph (d) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction.

         If Antec has delivered preliminary or final prospectuses to Nortel and after having done so the prospectus is amended to comply with the requirements of the Securities Act, Antec shall promptly notify Nortel and, if requested, Nortel shall immediately cease making offers of Shares and return all prospectuses to Antec. Antec shall promptly provide Nortel with revised prospectuses and, following receipt of the revised prospectuses, Nortel shall be free to resume making offers of the Shares.

D. Standstill. If at any time Nortel holds 5% or more of the Common Stock, it will agree, upon the reasonable recommendation of any underwriter involved in the sale on behalf of Antec of Common Stock or securities which can be converted into Common Stock, to refrain from selling any shares of Common Stock for such period, not to exceed 90 days, which the underwriter may reasonably recommend.

E. Allocation of Expenses. Antec will pay all Registration Expenses of all registrations under this Agreement; provided, however, that if a registration under Section 9.A is withdrawn at the request of Nortel (other than as a result of information concerning the business or financial condition of Antec which is made known to Nortel after the date on which such registration was requested) and if Nortel elects not to have such registration counted as a registration requested under Section 9.A, Nortel shall pay the Registration Expenses of such registration. For purposes of this Section 9, the term "Registration Expenses" shall mean all expenses incurred by Antec in complying with this Agreement, including, without limitation, all registration and filing fees,


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exchange listing fees, printing expenses, fees and expenses of counsel for
Antec, state Blue Sky fees and expenses, and the expense of any special audits incident to or required by any such registration, but excluding underwriting discounts, selling commissions and the fees and expenses of counsel selected by Nortel or any underwriter.

F.       Indemnification and Contribution.

         a. In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, Antec will indemnify and hold harmless the seller of such Shares, each underwriter of such Shares, and each other person, if any, who controls such seller or underwriter within the meaning of the Securities Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such seller, underwriter or controlling person may become subject under the Securities Act, the Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and Antec will reimburse such seller, underwriter and each such controlling person for any legal or any other expenses reasonably incurred by such seller, underwriter or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Antec will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary prospectus or final prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Antec, in writing, by or on behalf of such seller, underwriter or controlling person specifically for use in the preparation thereof.

         b. In the event of any registration of any of the Shares under the Securities Act pursuant to this Agreement, each seller of Shares, severally and not jointly, will indemnify and hold harmless Antec, each of its directors and officers and each underwriter (if any) and each person, if any, who controls Antec or any such underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which Antec, such directors and officers, underwriter or controlling person may become subject under the Securities Act, Exchange Act, state securities or Blue Sky laws or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Shares were registered under the Securities Act, any preliminary prospectus or final prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance


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upon and in conformity with information relating to such seller furnished in writing to Antec by or on behalf of such seller specifically for use in connection with the preparation of such Registration Statement, prospectus, amendment or supplement; provided, however, that the obligations of such Stockholders hereunder shall be limited to an amount equal to the proceeds to each Stockholder of Shares sold in connection with such registration.

         c. Each party entitled to indemnification under this Section 9.F (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 9.F, except to the extent the Indemnifying Party may have been prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

         d. In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any holder of Shares exercising rights under this Agreement, or any controlling person of any such holder, makes a claim for indemnification pursuant to this Section 9.F but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 9.F provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Stockholder or any such controlling person in circumstances for which indemnification is provided under this Section 9.F; then, in each such case, Antec and such Stockholder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportions so that such holder is responsible for the portion represented by the percentage that the public offering price of its Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and Antec is responsible for the remaining portion; provided, however, that, in any such case, (A) no such holder will be required to contribute any amount in excess of the proceeds to it of all Shares sold by it pursuant to such Registration Statement, and (B) no person or entity guilty of fraudulent


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misrepresentation, within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any person or entity who is not guilty of such fraudulent misrepresentation.

G. Indemnification with Respect to Underwritten Offering. In the event that Shares are sold pursuant to a Registration Statement in an underwritten offering pursuant to Section 9.A, Antec agrees to enter into an underwriting agreement containing customary representations and warranties with respect to the business and operations of an issuer of the securities being registered and customary provisions with respect to indemnification by Antec of the underwriters of such offering.

H. Limitations on Subsequent Registration Rights. Antec shall not, without the prior written consent of Nortel, enter into any agreement (other than this Agreement) with any holder or prospective holder of any securities of Antec which would allow such holder or prospective holder to include securities of Antec in any Registration Statement filed at the request of Nortel under this Agreement, subject to such requirements as may be imposed by the specific terms of any legally binding written commitment undertaken by Antec prior to March
31, 1999 for so long as such requirements remain in force and effect.

I.       Rule 144 Requirements.  Antec agrees to:

         a. comply with the requirements of Rule 144(c) under the Securities Act with respect to current public information about Antec;

         b. use its best efforts to file with the Commission in a timely manner all reports and other documents required of Antec under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

         c. furnish to any holder of Shares upon request (i) a written statement by Antec as to its compliance with the requirements of said Rule 144(c), and the reporting requirements of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements),
(ii) a copy of the most recent annual or quarterly report of Antec, and (iii) such other reports and documents of Antec as such holder may reasonably request to avail itself of any similar rule or regulation of the Commission allowing it to sell any such securities without registration.

10.      MERGERS, ETC.

         Antec shall not, directly or indirectly, enter into any merger, consolidation or reorganization in which Antec shall not be the surviving corporation unless the proposed surviving corporation shall, prior to such merger, consolidation or reorganization, agree in writing to assume the obligations of Antec under this Agreement, and for that purpose references hereunder to "Shares" shall be deemed to be references to the securities which Nortel would be entitled to receive in exchange for Shares under any such merger, consolidation or reorganization; provided, however, that the provisions of this Section 10 shall not apply in the


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

event of any merger, consolidation or reorganization in which Antec is not the surviving corporation if Nortel is entitled to receive in exchange for its Shares consideration consisting solely of (i) cash, (ii) securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or (iii) securities of the acquiring corporation which the acquiring corporation has agreed to register within 90 days of completion of the transaction for resale to the public pursuant to the Securities Act.

11.      RESTRICTIONS ON TRANSFER

Nortel agrees not to assign, sell, pledge, transfer or otherwise dispose of or transfer any Shares unless registered under the Securities Act and applicable state securities laws, or an opinion is given by counsel satisfactory to Antec that such registration is not required. Each certificate representing the Shares will contain a legend substantially as follows:

                  "The shares represented by this Certificate have not been registered under the Securities Act of 1933. They may not be offered or transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Securities Act of 1933 is in effect or (ii) the corporation has received an opinion of counsel, which opinion is satisfactory to the corporation, to the effect that such registration is not required under the Securities Act of 1933."

The foregoing legend shall be removed from the certificates representing the Shares, at the request of the holder thereof, at such time as they become eligible for resale pursuant to Rule 144(k) under the Securities Act.

12.      MISCELLANEOUS

         a. Notices.01. Notices. All notices, consents, approvals, reports, designations, requests, waivers, elections and other communications (collectively, "Notices") authorized or required to be given pursuant to this Agreement shall be given in writing and either personally delivered to the party to whom it is given or delivered by an established delivery service by which receipts are given or mailed by registered or certified mail, postage prepaid, or sent by telex or telegram or electronic telecopier, addressed to the party at its address listed below. Any party may change its address for the receipt of Notices at any time by giving Notice thereof to the other party.

         If to Nortel:

                  Nortel Networks
                  c/o Northern Telecom Inc.
                  Northern Telecom Plaza
                  200 Athens Way
                  Nashville, TN  37228
                    Attn:  President


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

         With a copy to:

                  Northern Telecom, Inc.
                  Office of the General Counsel
                  Northern Telecom Plaza
                  200 Athens Way
                  Nashville, TN  37228
                    Attn:  President

         If to Antec:

                  Antec Corporation
                  5720 Peachtree Parkway NW
                  Norcross, GA  30092
                    Attn:  President

         b. Entire Agreement.02. Entire Agreement. This Agreement, together with the other agreements referenced herein, supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

         c. Modification.03. Modification. No change or modification of this Agreement shall be of any force unless such change or modification is in writing and has been signed by the parties hereto.

         d. Waivers.04. Waivers. No waiver of any breach of any of the terms of this Agreement shall be effective unless such waiver is in writing and signed by the party against which such waiver is claimed. No waiver of any breach shall be deemed to be a waiver of any other or subsequent breach.

         e. Severability.05. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         f. Further Assistance.06. Further Assistance. Antec shall execute such additional deeds, assignments, endorsements and other instruments and documents and shall give such further assurances as shall be necessary to perform its obligations hereunder.

         g. Governing Law.07. Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to its choice of law rules.


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

         h. Jurisdiction.08. Jurisdiction. The parties hereto irrevocably submit to the jurisdiction of the courts of the State of New York and of the United States sitting in New York in respect of any action or proceeding against them relating in any way to this Agreement (a "Proceeding"). Any process or summons for purposes of any Proceeding may be served on it by mailing a copy thereof by registered mail, or a form of mail substantially equivalent thereto, addressed to the party at its address as provided for Notices hereunder.

         i. Waiver of Jury Trial.09. Waiver of Jury Trial. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         j. Counterparts.10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         k. Limitation on Rights of Others.11. Limitation on Rights of Others. No Person other than a party hereto shall have any legal or equitable right, remedy or claim under or in respect of this Agreement.

         l. Successors and Assigns.14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nortel shall be permitted to assign its rights hereunder to any transferee of all or part of the Shares, provided that such transferee agrees to be bound by the provisions hereof.

         m. Expenses.15. Expenses. Each party hereto shall bear its own expenses in connection with the drafting, negotiation and implementation of this Agreement.


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

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the opening of business on the day and year first above written.

ANTEC CORPORATION                           NORTEL NETWORKS LLC



By: /s/ Lawrence Margolis                   By: /s/ F. Plastina
    Name:                                       Name:
    Title:                                      Title:



                  [Signature Page to Earnout Share Agreement]


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